UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 30, 2009

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3412 S. Lincoln Drive

Spokane, Washington  99203-1650

(Address of principal executive offices, including zip code)

(509) 624-5831

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

On September 30, 2009 the US Bankruptcy Court for the District of Alaska dismissed with prejudice an adversarial complaint filed by disgruntled court litigants, Delmer and Gail Ackels, claiming that Goldrich Mining Company (the “Company”) had violated the Ackels’ bankruptcy discharge granted in 2000 in the Company’s recent win in an Alaska state court.  In that earlier favorable ruling, the Company was awarded quiet title to certain post-petition mining claims illegally staked by Mr. Ackels.  In the state court ruling, the Company had prevailed on every significant count, receiving quiet title to the four disputed claims and also twenty-one mining claims filed by Mr. Ackels or his company, Gold Dust Mines, Inc., during the years that he was operating under a lease of claims from Goldrich Mining Company, then known as Little Squaw Gold Mining Company.

The Company believes that the bankruptcy court’s dismissal of Mr. Ackels’ complaint represents another successful milestone reached in the Company’s non-wavering defense of clear title to its valuable claims in the Chandalar District. Management looks forward to a final resolution of its aggressive defense of its claims ownership if and when the Alaska Supreme Court rules in the Company’s favor in Mr. Ackels’ continuing challenge of the state court ruling. The Company believes the dismissal of this complaint by the bankruptcy court supports management’s expectation of a favorable ruling in the Alaska Supreme Court.  That ruling may take as much as one or two years, but the Company’s management remains firm in its resolve to defend its ownership of the Company’s Chandalar claims.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 2, 2009	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer